NUSHARES ETF TRUST

MANAGEMENT AGREEMENT

SCHEDULE A

AMENDED AS OF SEPTEMBER 24, 2017

The Funds of the Company currently subject to this Agreement, the effective date, initial period end and annual fee rate for each are as follows:

Fund	Effective Date	Initial Period End	Annual Fee Rate
NuShares Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2018	0.20%
NuShares Short-Term REIT ETF	December 5, 2016	August 1, 2018	0.35%
NuShares ESG Large-Cap Growth ETF	December 7, 2016	August 1, 2018	0.35%
NuShares ESG Large-Cap Value ETF	December 7, 2016	August 1, 2018	0.35%
NuShares ESG Mid-Cap Growth ETF	December 7, 2016	August 1, 2018	0.40%
NuShares ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2018	0.40%
NuShares ESG Small-Cap ETF	December 7, 2016	August 1, 2018	0.40%
NuShares Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF	March 9, 2017	August 1, 2018	0.20%
NuShares ESG Emerging Markets Equity ETF	May 16, 2017	August 1, 2018	0.45%
NuShares ESG International Developed Markets Equity ETF	May 16, 2017	August 1, 2018	0.40%
NuShares ESG U.S. Aggregate Bond ETF	September 24, 2017	August 1, 2019	0.20%

[SIGNATURE PAGE FOLLOWS]

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Signed: September 19, 2017

NUSHARES ETF TRUST, a		NUVEEN FUND ADVISORS, LLC, a
Massachusetts business trust		Delaware limited liability company

By:	/s/ Christopher M. Rohrbacher	By:	/s/ Gifford R. Zimmerman
Title:	Vice President and Secretary	Title:	Managing Director

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